UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston,	Texas	77056
(Address of principal executive offices)				(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Executive Officer Compensation

On January 18, 2023, the Board of Directors (the “Board”) of Weatherford International plc (the “Company”), on the recommendation of the Compensation and Human Resources Committee (the “C&HR Committee”), approved the following annual compensation for our named executive officers:

Name	Base Salary	Annual Incentive Target[1]	Long-Term Incentive Target[1]
Girishchandra K. Saligram	$1,000,000	125%	690%
Arunava Mitra[2]	$525,000	90%	330%
Scott C. Weatherholt	$475,000	90%	300%
Joseph H. Mongrain	$410,000	90%	160%
Desmond J. Mills	$400,000	90%	100%
1    As a percentage of base salary.
2    Mr. Mitra joined the Company on January 3, 2023 and his compensation was established at that time so is unchanged.

In addition, in connection with his service as our Interim Chief Financial Officer prior to the appointment of Mr. Mitra, Mr. Mills was granted an additional long-term incentive award of 5,000 performance restricted share units (“PSU”) under the Third Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”) which will be earned based upon the sustained achievement of certain share price targets that must be reached within the period ending on December 31, 2024 and will technically vest, subject to the achievement of the performance metric, on January 2, 2025.

Amendment to Change in Control Severance Plan

On January 18, 2023, the C&HR Committee approved the Third Amended and Restated Weatherford International plc Change in Control Severance Plan (as amended the “ CIC Plan”). The amendment changed the definition of the “Applicable Multiple” so that, as amended, the Applicable Multiple means (i) two and one half times for the Chief Executive Officer, (ii) two times for the Executive Vice Presidents of the Company and (iii) one and one half times for other Participants (as defined in the CIC Plan). The amendment also changed the definition of a Qualifying Termination (as defined in the CIC Plan) to include a termination of employment up to 24 months following a Change in Control (as defined in the CIC Plan). Finally, the amendment clarified that any severance payments under the CIC Plan would not be paid until after the executive had executed and delivered the required release of claims.

The foregoing summary is qualified in its entirety by the CIC Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Approval of Third Amended and Restated 2019 Equity Incentive Plan and Forms of Award Agreement

On January 18, 2023, the Board, upon the recommendation of the C&HR Committee, approved the 2019 EIP as well as a new form of restricted share unit (“RSU”) award agreement and PSU award agreement for executive officers and a new form of RSU award agreement for non-executive directors (collectively, the “Award Agreements”).

The primary purpose of the amendments to the 2019 EIP was to simplify and streamline the form Award Agreements by incorporating many of the standard terms that were previously in the Award Agreements directly in its 2019 EIP.

Form RSU Award Agreement - Executive Officers

Awards made under the form RSU award agreement for our executive officers (such form, the “EO RSU Award”) generally vest in one, two or three equal annual installments over a similar one-year, two-year or three-year period from the date of grant.

Under the EO RSU Award, upon a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the CIC Plan), all unvested RSUs shall continue to vest on each Vesting Date (as defined in the EO RSU Award) as if the participant had not incurred a termination of employment. If a termination of employment is due to the participant’s death or Disability (as defined in the 2019 EIP), as applicable, all unvested RSUs will accelerate and fully vest and all remaining forfeiture restrictions shall immediately lapse as of the time immediately prior to such termination of employment. If a Change in Control (as defined in the 2019 EIP Plan) occurs and the participant experiences a Qualifying Termination (as defined in the CIC Plan), all outstanding RSUs granted under the award agreement will accelerate and vest and all remaining forfeiture restrictions shall immediately lapse as of the time immediately prior to such Qualifying Termination. In addition to the foregoing conditions, the Committee (as defined in the 2019 EIP) may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason. All unvested RSUs are immediately forfeited if a participant’s service to the Company is terminated for any other reason.

Form PSU Award Agreement - Executive Officers

Awards made under the form PSU award agreement applicable to our executive officers (such form, the “PSU Award”) may be earned between 0% and 200% of the target award based on achievement of performance goals determined by the Committee (as defined in the 2019 EIP) and will vest following the completion of a three-year performance period. The underlying metrics are competitively sensitive information; therefore, they will be disclosed only in our future disclosures as performance periods are completed and are omitted from the form PSU Award filed as an exhibit to this Form 8-K.

Under the PSU Award, upon a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the CIC Plan) during the third year of the Performance Period (as defined in the PSU Award), as applicable, the participant will remain eligible for vesting of outstanding PSUs, which will settle at the end of the applicable performance period based on actual performance through the end of the performance period, pro-rated for days elapsed prior to the date of termination from the date of grant. In the event of the participant’s death or Disability (as defined in the 2019 EIP), all PSUs that have not vested shall vest at the end of the Performance Period based on actual performance. If a Change in Control (as defined in the 2019 EIP) occurs and the participant experiences a Qualifying Termination (as defined in the CIC Plan), the PSUs will vest based (i) if the Change in Control occurs within 12 months of the Grant Date (as defined in the PSU Award), then at Target Award achievement (as defined in the PSU Award) of the Performance Goals, or (ii) if such Change in Control occurs on or after 12 months following the Grant Date, then at the greater of Target Award achievement or the actual achievement of the Performance Goals through the date of such Change in Control. In addition to the foregoing conditions, the Committee may, in its sole discretion, accelerate vesting of the PSUs at any time and for any reason. Upon a participant’s termination of service for any other reason, all unvested PSUs will be immediately forfeited.

Each of the Award Agreements were used to grant, on January 18, 2023, equity-based awards to Messrs. Saligram, Mitra, Weatherholt, Mongrain and Mills with respect to the following numbers of ordinary shares of the Company per award and may be used for other grants of awards in the future:

Name	RSUs	PSUs
Girish K. Saligram	38,586	90,036
Arunava Mitra	12,918	19,377
Scott C. Weatherholt	10,625	15,938
Joseph H. Mongrain	4,891	7,337
Desmond J. Mills	4,101	4,101

Form RSU Award Agreement - Non-Executive Directors

Awards made under the form RSU award agreement for our non-executive directors(such form, the “Director RSU Award”) fully vest on the first anniversary of the date of grant. If a non-executive director is terminated without Cause, all unvested RSUs will become vested on the Vesting Date (as defined in the Director RSU Award) as if the non-executive director had not been terminated. The RSUs will accelerate and vest if a non-executive director is terminated due to the non-executive director’s death or Disability (as defined in the 2019 EIP) and (ii) if a Change in Control (as defined in the 2019 EIP) occurs. In addition to the foregoing conditions, the Committee (as defined in the 2019 EIP) may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason. Upon a participant’s termination of service for any other reason, all unvested RSUs will be immediately forfeited.

The foregoing summary is qualified in its entirety by the 2019 EIP and Award Agreements, and the form of non-executive director award agreement which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5 respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
*10.1	Third Amended and Restated Change in Control Severance Plan
*10.2	Third Amended and Restated 2019 Equity Incentive Plan
*10.3	Form of Executive Officer Restricted Share Unit Award Agreement
*10.4	Form of Executive Officer Performance Share Unit Award Agreement
*10.5	Form of Non-Executive Director Restricted Share Unit Award Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
*    Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: January 23, 2023
/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel, and Chief Compliance Officer